INDEPENDENT AUDITOR'S CONSENT


         We do hereby consent to the use of our report dated October 7, 2002 on the financial statements of Phoenix Media Group, Ltd. (a Nevada corporation) included in and made part of the registration statement of Phoenix Media Group, Ltd. dated January 24, 2003.


                                                Sincerely,


                                                /s/ ROBISON, HILL & CO.
                                                -------------------------------
                                                Certified Public Accountant



Salt Lake City, Utah
January 27, 2003